Exhibit 23

NORDSON CORPORATION

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-167406) pertaining to the Nordson Employees’ Savings Trust Plan and Nordson Hourly-Rated Employees’ Savings Trust Plan;
2.	Registration Statement (Form S-8 No. 33-18309) pertaining to the Nordson Employees’ Savings Trust Plan;
3.	Registration Statement (Form S-8 No. 33-33481) pertaining to the Nordson Hourly-Rated Employees’ Savings Trust Plan;
4.	Registration Statement (Form S-8 No. 333-119399) pertaining to the Nordson Corporation 2004 Long-Term Performance Plan; and
5.	Registration Statement (Form S-8 No. 333-188980) pertaining to the Nordson Corporation 2012 Stock Incentive and Award Plan

of our reports dated December 15, 2017, with respect to the consolidated financial statements and schedule of Nordson Corporation and the effectiveness of internal control over financial reporting of Nordson Corporation included in this Annual Report (Form 10-K) of Nordson Corporation for the year ended October 31, 2017.

/s/ Ernst & Young LLP
Ernst & Young LLP

Cleveland, Ohio

December 15, 2017